Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Bio Solutions Manufacturing, Inc., a New York corporation (the “Company”), on Form 10-QSB for the period ended April 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Patricia M Spreitzer, Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: June 16, 2008

/s/ Patricia M Spreitzer
Patricia M. Spreitzer, Treasurer